                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                                    SBE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1. Title of each class of securities to which transaction applies:___________________________________________________

         2. Aggregate number of securities to which transaction applies:___________________________________________________

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of
                  transaction:_______________________________________________

         5.       Total fee paid:____________________________________________

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid: ___________________________________

         2.       Form, Schedule or Registration Statement No.:______________

         3.       Filing Party:______________________________________________

         4.       Date Filed:________________________________________________

[SBE LOGO]
                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 20, 2001

TO THE STOCKHOLDERS OF SBE, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SBE, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 20, 2001, at 5:00 p.m. local time, at the Company's offices at 4550 Norris Canyon Road, San Ramon, California, for the following purposes:

         1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

         2. To approve the Company's 1996 Stock Option Plan, as amended to increase the number of shares reserved for issuance under such plan by 150,000 shares.

         3. To approve the Company's 1991 Non-Employee Directors' Plan (the "Directors' Plan"), as amended to change the amount of the initial discretionary grant for non-employee directors, the term and vesting schedule of options granted under the Directors' Plan and other provisions as more fully described in the proxy statement accompanying this notice.

         4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending October 31, 2001.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         The Board of Directors has fixed the close of business on February 13, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                              By Order of the Board of Directors



                                              Timothy J. Repp
                                              CHIEF FINANCIAL OFFICER,
                                              VICE PRESIDENT, FINANCE AND
                                              SECRETARY

San Ramon, California
February 20, 2001

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 20, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SBE, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 20, 2001, at 5:00 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 4550 Norris Canyon Road, San Ramon, California. The Company intends to mail this proxy statement and accompanying proxy card on or about February 20, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on February 13, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 3,427,282 shares of Common Stock.

         Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4550 Norris Canyon Road, San Ramon, California 94583, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.


                                       1.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is October 24, 2001. Stockholder proposals or nominations for director that are not to be included in such proxy statement and proxy must be submitted between November 20, 2001 and December 20, 2001. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of four members. Raimon L. Conlisk and Randall L-W. Caudill are currently directors of the Company who were previously elected by the stockholders and are the current directors in the class whose term of office expires in 2001. If elected at the Annual Meeting, Mr. Conlisk and Dr. Caudill would serve until the 2004 annual meeting and until their successors are elected and have qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the matter at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

                   NOMINEES FOR ELECTION FOR A THREE-YEAR TERM
                       EXPIRING AT THE 2004 ANNUAL MEETING

         RAIMON L. CONLISK

         Mr. Conlisk, 78, has served as a director since 1991 and has served as Chairman of the Board since December 1997. Since April 1994, Mr. Conlisk has served as Chairman of the Board of Directors of Exar Corporation ("Exar"), a manufacturer of application-specific integrated circuits. Mr. Conlisk also has served as a director of Exar since 1985. From 1977 until his retirement in 1999, Mr. Conlisk was President of Conlisk Associates, a management consulting firm serving high-technology companies in the United States and foreign countries. From 1991 through 1998, Mr. Conlisk served as a director of XeTel Corporation, a contract manufacturer of electronic equipment. Mr. Conlisk was President, from 1984 to 1989, and Chairman of the Board of Directors, from 1989 until retirement in June 1990, of Quantic Industries, Inc. ("Quantic"), a manufacturer of electronic systems and devices for aerospace, defense, and factory automation applications, and he served as a director of Quantic from 1970 until retirement. From 1970 to 1973 and from 1987 to 1990, Mr. Conlisk served as a director of the American Electronics Association.


                                       2.

         RANDALL L-W. CAUDILL

         Dr. Caudill, 53, has served as a director since 1997. From January 1997 to date, Dr. Caudill has been President of Dunsford Hill Capital Partners, a consulting firm serving high-technology and biotechnology companies in the United States and abroad. From February 1993 to December 1996, Dr. Caudill served as Managing Director of the San Francisco corporate finance office of Prudential Securities, an investment banking firm. From June 1987 to February 1993, Dr. Caudill was Managing Director in charge of Prudential Securities' Mergers and Acquisitions Department, and he served as co-head of the Investment Banking department in 1991. Dr. Caudill serves as a director of: PLM International, Inc., an international diversified equipment leasing company; Northwest Biotherapeutics, Inc., a developer of prostate cancer diagnostic and therapeutic products; Ramgen Inc., an electric power generation company; and Loc8.net, Inc, a developer of GPS-based location devices.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF THE NAMED NOMINEES

           DIRECTOR CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

         RONALD J. RITCHIE

         Mr. Ritchie, 60, has served as a director since 1997. From October 1999 to date, Mr. Ritchie has been president of Ritchie Associates, a business and management consulting firm. Mr. Ritchie served as Chairman of the Board of VXI Electronics, Inc., a supplier of power conversion components, from February 1998 until its acquisition by Celestica Inc. in September 1999. Mr. Ritchie was President and CEO of Akashic Memories Corporation, a firm supplying thin film hard disk media to manufacturers of disk drive products, from November 1996 to January 1998. Mr. Ritchie was President of Ritchie Associates, a business and management consulting firm, from May 1994 to November 1996. From August 1992 to April 1994, Mr. Ritchie was President and Chief Operating Officer of Computer Products, Inc., a supplier of power conversion components and system applications for the computer and networking industry. Prior to August 1992, Mr. Ritchie held President or senior executive positions at Ampex Corporation, Canaan Computer Corporation, Allied Signal Corporation and Texas Instruments. Mr. Ritchie also serves as director of PixTech, Inc. a provider of field emission displays to worldwide customers.

           DIRECTOR CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

         WILLIAM B. HEYE, JR.

         Mr. Heye, 62, has served as President, Chief Executive Officer and a director of the Company since November 1991. From 1989 to November 1991, he served as Executive Vice President of Ampex Corporation, a manufacturer of high-performance scanning recording systems, and President of Ampex Video Systems Corporation, a wholly-owned subsidiary of Ampex Corporation and a manufacturer of professional video recorders and editing systems for the television industry. From 1986 to 1989, Mr. Heye served as Executive Vice President of Airborn, Inc., a manufacturer of components for the aerospace and military markets. Prior to 1986, Mr. Heye served in various senior management positions at Texas Instruments, Inc. in the United States and overseas, including Vice President and General Manager of Consumer Products and President of Texas Instruments Asia, Ltd., with headquarters in Tokyo, Japan.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended October 31, 2000, the Board held eight meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

         The Audit Committee meets with the Company's independent auditors at least twice annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial

                                       3.

controls; and performs other related duties delegated to such committee by the Board. The Audit Committee, which consists of three non-employee directors, Dr. Caudill, Mr. Conlisk and Mr. Ritchie, held two meetings during fiscal 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written charter that is attached hereto as Appendix A.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which consists of two non-employee directors, Messrs. Conlisk and Ritchie, held four meetings during fiscal 2000. Dr. Caudill also served as a member of the Compensation Committee during portions of fiscal 2000.

         During fiscal 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served held during the fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

         The Committee has reviewed and discussed the audited financial statements of the Company for the year ended October 31, 2000. The Committee has also discussed the audited financial statements with management and PricewaterhouseCoopers LLP.

         The Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statements on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, AS AMENDED.

         The Committee has discussed with PricewaterhouseCoopers LLP the auditor's independence from the Company and its management including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Committee has also received the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1.

         Based on the foregoing discussions with management and PricewaterhouseCoopers LLP, the Committee has recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended October 31, 2000, to be filed with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors for the year ending October 31, 2001.

         Audit Committee Members:

         Randall L-W. Caudill
         Raimon L. Conlisk
         Ronald J. Ritchie

                                   PROPOSAL 2

                 APPROVAL OF 1996 STOCK OPTION PLAN, AS AMENDED

         In July 1987, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1987 Supplemental Stock Option Plan. This plan was amended and restated in January 1996 and retitled the 1996 Stock Option Plan (the "1996 Plan"). In December 1997 and January 1999, the Board further amended the 1996 Plan and the stockholders subsequently approved such amendments. At October 31, 2000, the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1996 Plan was 1,430,000 shares.

                                       4.

         On October 31, 2000, options (net of canceled or expired options) covering an aggregate of 496,179 shares of the Company's Common Stock had been granted and were outstanding under the 1996 Plan, and only 192,096 shares (plus any shares that might in the future be returned to the 1996 Plan as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. During the last fiscal year, under the 1996 Plan, the Company granted to all current executive officers, as a group, options to purchase 180,000 shares at exercise prices of $5.25 to $8.63 per share. No other shares were issued from this plan in fiscal 2000. No options have been granted under the 1996 Plan to non-employee directors.

         In January 2001, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1996 Plan from a total of 1,430,000 shares to 1,580,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

         Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote on the matter of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the 1996 Plan are outlined below:

GENERAL

         The 1996 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

         The 1996 Plan was adopted to provide a means by which selected employees and employee-directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 94% of the Company's approximate 87 employees and consultants are eligible to participate in the 1996 Plan.

ADMINISTRATION

         The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1996 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. In addition, the 1996 Plan provides that, in the Board's discretion, directors who grant options to employees covered under Section 162(m) of the Code generally will be "outside directors" as defined in Section 162(m). See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

                                       5.

ELIGIBILITY

         Incentive stock options may be granted under the 1996 Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the 1996 Plan. While directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company are eligible to participate in the 1996 Plan, it is the policy of the Company not to grant options to such directors under the 1996 Plan.

         No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

         No person may be granted options under the 1996 Plan during any calendar year to purchase in excess of 150,000 shares of Common Stock. This limitation permits the Company under Section 162(m) of the Code to continue to be able to deduct as a business expense certain compensation attributable to the exercise of options granted under the 1996 Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specific employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee, unless certain conditions are satisfied. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

STOCK SUBJECT TO THE 1996 PLAN

         If this proposal is approved, an aggregate of 1,580,000 shares of Common Stock will be authorized for issuance under the 1997 Plan. If options granted under the 1996 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1996 Plan.

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." As of February 6, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $5.50 per share.

         In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. The Company has provided that opportunity to employees in the past. Both the replaced option and the new option are counted against the 150,000 share per calendar year limitation.

         The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.


                                       6.

         OPTION EXERCISE. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of 1/48th per month (25% per year) with one-year cliff vesting, during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

         TERM. The maximum term of options under the 1996 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan terminate three months after termination of the optionee's employment or relationship as a consultant to the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant to the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons, but in no case will an option be exercisable after its expiration date.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares that may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

         The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1996 Plan or substitute similar options for those outstanding under the 1996 Plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then with respect to outstanding options held by persons then performing services for the Company as employees, directors or consultants, the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on January 17, 2006.


                                       7.

         The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

         Under the 1996 Plan, an incentive stock option may not be transferred by the optionee other than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order." In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

         INCENTIVE STOCK OPTIONS. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business

                                       8.

expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code, which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                   PROPOSAL 3

     APPROVAL OF 1991 NON-EMPLOYEE DIRECTORS' PLAN, AS AMENDED AND RESTATED

         In January 1991, the Board adopted, and the stockholders subsequently approved, the Company's 1991 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). In January 2001, the Board approved, subject to stockholder approval, an amended and restated Directors' Plan, and renamed the Directors' Plan the 2001 Non-Employee Directors' Stock Option Plan.

         As of February 1, 2001, there were 140,000 shares of the Company's Common Stock authorized for issuance under the Directors' Plan. As of February 1, 2001, options (net of canceled or expired options) covering an aggregate of 94,250 shares of the Company's Common Stock had been granted under the Directors' Plan, and 45,750 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan.

         The following is a description of the proposed amendments and material features of the Directors' Plan.

DESCRIPTION OF THE PROPOSED AMENDMENTS

         The Company proposes to amend the Directors' Plan to implement the following changes:

o To provide that the Directors' Plan shall be administered by the Board, and that administration of the Directors' Plan may not be delegated to a committee;

o To provide that options granted under the Directors' Plan after stockholder approval of this Proposal shall become 100% vested on the one year anniversary of the date such options are granted, provided that the continuous service of the optionholder is not terminated or interrupted during the one-year period preceding such vesting date;


                                       9.

o To increase from 5,000 to 15,000 the number of shares of Common Stock subject to each initial option granted under the Directors' Plan to persons who first become non-employee directors after stockholder approval of this Proposal upon their election or appointment of the Board;

o To extend from 5 years to 7 years the term of stock options that are granted under the Directors' Plan after stockholder approval of this Proposal;

o To extend the termination date of the Directors' Plan to January 7, 2011.

         Stockholders are requested in this Proposal 3 to approve the amended and restated Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3

         The essential features of the Directors' Plan, as amended and restated, are outlined below:

GENERAL

         The Directors' Plan provides for non-discretionary grants of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

         The purpose of the Directors' Plan is to retain the services of persons now serving as non-employee directors of the Company, to attract and retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

         The Directors' Plan is administered by the Board of Directors of the Company. The Board has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may not delegate administration of the Directors' Plan to a committee.

SHARES SUBJECT TO THE DIRECTORS' PLAN

         The Common Stock that may be issued pursuant to options granted under the Directors' Plan may not exceed in the aggregate 140,000 shares of Common Stock. If any option expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such option will revert to and again become available for issuance under the Directors' Plan. The Common Stock subject to the Directors' Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

         The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate. Three of the Company's four current directors (all except Mr. Heye) are eligible to participate in the Directors' Plan.

TERMS OF OPTIONS

         Each option under the Directors' Plan is subject to the following terms and conditions:

         NON-DISCRETIONARY GRANTS. Option grants under the Directors' Plan are non-discretionary. Each non-employee director who, after the date of stockholder approval of this Proposal, is elected or


                                      10.

appointed to the Board of Directors of the Company for the first time receives an option to purchase 15,000 shares of the Company's Common Stock upon such person's date of initial election or appointment to the Board. In addition, each non-employee director on April 1 of each year receives an option to purchase 5,000 shares of Common Stock, provided that if such person has not been a non-employee director for the entire 12 month period since the preceding April 1, then the number of shares subject to the option will be reduced pro rata for each full month prior to the date of grant during which such person did not serve as a non-employee director.

         OPTION EXERCISE. An option granted under the Directors' Plan becomes exercisable in four equal installments beginning on the first anniversary of the grant of the option. An option granted under the Directors' Plan after the date of stockholder approval of this Proposal becomes exercisable in full on the first anniversary of the grant of the option. The vesting of options granted under the Directors' Plan is conditioned upon continued service as a director, employee or consultant of the Company.

         EXERCISE PRICE; PAYMENT. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the Common Stock subject to such options on the date of grant. The exercise price of options granted under the Directors' Plan may be paid in any combination of the following methods: (i) by cash or check, (ii) by delivery of other Common Stock of the Company, pursuant to a same day sale program; (iii) pursuant to a deferred payment arrangement.

         TERM. The term of options granted under the Directors' Plan is 5 years. The term of options granted under the Directors' Plan after the date of stockholder approval of this Proposal is 7 years. Options under the Directors' Plan terminate three months after termination of the optionholder's service unless such termination is due to the optionholder's disability or death, in which case an option may be exercised (to the extent the option was exercisable at the time of the optionholder's disability or death) within 18 months of the optionholder's death or disability, and in the case of the optionholder's death, by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

         TRANSFERABILITY. Under the Directors' Plan, an option may not be transferred by the optionholder, except by will or the laws of descent and distribution or, subject to the Company's approval, by gift to a member of the optionholder's immediate family. During the lifetime of an optionholder, an option may be exercised only by the optionholder or his or her guardian or legal representative.

         OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board.

ADJUSTMENT PROVISIONS

         If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the plan and the class, number of shares and price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event the Company dissolves or liquidates, merges or consolidates with another corporation and is not the surviving corporation, undergoes a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or undergoes any other capital reorganization in which more than 50% of the Company's voting shares are exchanged, then the vesting of any outstanding options under the Directors' Plan held by persons whose continuous service with the Company as a director, employee or consultant has not terminated, shall accelerate in full at least 10 days prior to such event. Outstanding options shall terminate if not exercised prior to the occurrence of such event.


                                      11.

DURATION, AMENDMENT AND TERMINATION

         The Board may amend, suspend or terminate the Directors' Plan at any time or from time to time. No amendment will be effective unless approved by the stockholders of the Company to the extent that such approval is necessary to satisfy the requirements of Rule 16b-3 of the Securities Act of 1934 or any Nasdaq or securities exchange listing requirements. Subject to stockholder approval of this Proposal, the Directors' Plan shall terminate in January 2011.

FEDERAL INCOME TAX INFORMATION

         Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% (18% for capital assets held more than five years) than while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to Section 16(b) of the Exchange Act.

         There are no tax consequences to the optionholder or the Company by reason of the grant of an option under the Directors' Plan. Upon exercise of the option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

         Upon the sale or other disposition of the stock received upon exercise of the option, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending October 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP or its predecessor, Coopers & Lybrand LLP, has audited the Company's financial statements since 1974. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

         AUDIT FEES. During the fiscal year ended October 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $63,578.


                                      12.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended October 31, 2000, no fees were billed by PricewaterhouseCoopers LLP for information technology consulting.

         ALL OTHER FEES. During fiscal year ended October 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $121,120.

         The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

         During the fiscal year ended October 31, 2000, none of the total hours expended on the Company's financial audit by PricewaterhouseCoopers LLP were provided by persons other than PricewaterhouseCoopers LLP's full-time permanent employees.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.


                                      13.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP TABLE

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 2000 by
(a) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (b) each director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.


                       BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)
                       ----------------                                        --------------------
                                                                         NUMBER                     PERCENT
                                                                       OF SHARES                  OF TOTAL(2)
                                                                       ---------                  --------
Mr. Steven T. Newby
555 Quince Orchard Road, Suite 606
Gaithersburg, MD  20878....................................               626,144                     18.3%

Mr. William B. Heye, Jr.(3)
4550 Norris Canyon Road
San Ramon, CA  94583.......................................               250,800                      7.1%

Mr. Ronald C. Crane
4550 Norris Canyon Road
San Ramon, CA  94583.......................................               225,637                      6.6%

Mr. Raimon L. Conlisk(3)...................................                12,500                      *

Mr. Ronald J. Ritchie(3)...................................                 7,500                      *

Dr. Randall L-W. Caudill(3)................................                 7,500                      *

Mr. Timothy J. Repp(3).....................................                58,250                      1.7%

Mr. David A. Schaetzel(3)..................................                27,772                      *

Mr. Steven K. Nester.......................................                28,643                      *

All executive officers and directors as a group                           392,965                     10.8%
(7 persons)(3).............................................

----------

*        Less than one percent.

(1) This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based 3,427,282 shares outstanding on December 31, 2000, adjusted as required by rules promulgated by the SEC.

(3)      Includes 90,000, 12,500, 7,500, 7,500, 58,250, 26,831, and 27,729
         shares that Messrs. Heye, Conlisk, Ritchie, Caudill, Repp, Schaetzel and Nester, respectively, have the right to acquire within 60 days after the date of this table under the Company's option plans.


                                      14.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                                      15.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         During fiscal 2000, non-employee directors received for their services as directors a quarterly participation fee of $3,000 plus fees of $1,000 for each Board and Committee meeting attended and a fee of $500 for each telephone conference Board or Committee meeting in which such director participated. Each Committee chairman also receives an additional quarterly fee of $750. The Chairman of the Board receives, in lieu of all other fees, a fee of $40,000. In fiscal 2000, the total compensation paid to non-employee directors as directors' fees was $87,000. The members of the Board are also eligible for reimbursement for their expenses in connection with attendance at Board meetings in accordance with Company policy. Each non-employee director of the Company also receives stock option grants under the Directors' Plan.

         Directors also receive stock option grants pursuant to the Directors' Plan. Existing options vest over four years and have a five-year term. See the description of the Directors' Plan as set forth in Proposal 3.

COMPENSATION OF EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE

         The following table shows for the fiscal years ended October 31, 2000, 1999 and 1998, as applicable, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other executive officers at October 31, 2000 (the "Named Executive Officers"):


                                                                                         LONG-TERM
                                                      ANNUAL COMPENSATION           COMPENSATION AWARDS
                                                      -------------------           -------------------
                                                                                     NUMBER OF SHARES          ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY(1)          BONUS          UNDERLYING OPTIONS      COMPENSATION(2)
---------------------------            ----       ---------          -----          ------------------      ------------
Mr. William B. Heye, Jr.               2000       $250,000         $271,013              50,000               $15,362
President and Chief Executive          1999       $250,088               --              50,000                $9,412
Officer                                1998       $243,350               --              50,000                $9,587
Mr. Timothy J. Repp                    2000       $175,008         $126,089              30,000               $13,026
Vice President, Finance, Chief         1999       $164,577             $500              30,000                $5,324
Financial Officer and Secretary        1998       $142,506               --              15,000                $4,567
Mr. David A. Schaetzel(3)              2000       $160,008          $78,183              30,000               $13,004
Vice President, Engineering            1999       $113,768          $18,000              34,000                $3,369
Mr. Steven K. Nester(4)                2000       $262,865          $73,297              70,000               $17,196
Vice President, Business
Development


(1) Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's Savings and Investment Plan and Trust.

(2) Includes $2,582, $246, $224, and $454 attributable in fiscal 2000 to Messrs. Heye, Repp, Schaetzel and Nester, $3,912, $232 and $200 attributable in fiscal 1999 to Messrs. Heye, Repp and Schaetzel, and $4,213 and $217 attributable in fiscal 1998 to Messrs. Heye and Repp, respectively, for premiums paid by the Company for group term life insurance. Also includes $500 attributable in fiscal 1999 to each of Messrs. Heye and Repp for length of service awards. The remaining sum for each Named Executive Officer was paid by the Company as matching and profit sharing contributions to the Company's Savings and Investment Plan and Trust.

(3) Mr. Schaetzel became an executive officer on June 28, 1999. Therefore, no amounts are shown for fiscal 1998.

(4) Mr. Nester became an executive officer on March 21, 2000. Therefore, no amounts are shown for fiscal 1999 or 1998.


                                      16.

STOCK OPTION INFORMATION

         The Company grants options to its executive officers under its 1996 Plan. As of December 31, 2000, options to purchase a total of 560,200 shares were outstanding under the 1996 Plan and options to purchase 128,075 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended October 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                     STOCK OPTION GRANTS DURING FISCAL 2000


                                                    INDIVIDUAL GRANTS
                                  ------------------------------------------                --------------------------
                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL RATES OF
                                  NUMBER OF       % OF TOTAL                                 STOCK PRICE APPRECIATION
                                  SECURITIES       OPTIONS        EXERCISE                        FOR OPTION TERM
                                  UNDERLYING      GRANTED TO      OR BASE                   --------------------------
                                   OPTIONS       EMPLOYEES IN      PRICE       EXPIRATION
NAME                              GRANTED(1)    FISCAL YEAR(2)  PER SHARE(3)      DATE       5%            10%
----                              ----------    --------------  ------------      ----      ---            ---
Mr. William B. Heye, Jr.                50,000     8.09%            $5.25       12/20/06  $106,864      $249,038
Mr. Timothy J. Repp                     30,000     4.85%            $5.25       12/20/06   $64,118      $149,423
Mr. David A. Schaetzel                  30,000     4.85%            $5.25       12/20/06   $64,118      $149,423
Mr. Steven K. Nester                    30,000     4.85%            $5.25       12/20/06   $64,118      $149,423


(1) Generally, options granted vest annually in equal increments over a period of four years and have a term of seven years.

(2) Options to purchase 613,995 shares of Common Stock were granted to employees in fiscal 2000.

(3) Exercise price is the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on the date of grant.


                                      17.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                     AND FISCAL 2000 YEAR-END OPTION VALUES

                                     Shares
                                    Acquired                         Number of Securities
                                        on            Value         Underlying Unexercised              Value of Unexercised
                Name                 Exercise      Realized(1)    Options at Fiscal Year End       Options at Fiscal Year End(2)
   ------------------------------   ---------      -----------   ------------------------------     -----------------------------
                                                                 Exercisable      Unexercisable     Exercisable     Unexercisable
                                                                 -----------      -------------     -----------     -------------

   Mr. William B. Heye, Jr.......      --                 --         52,500          112,500           $7,813         $192,188
   Mr. Timothy J. Repp...........   8,000            $61,729         39,500           60,000          $61,252         $115,313
   Mr. David A. Schaetzel........      --                 --         17,207           58,793          $55,052         $195,893
   Mr. Steven K. Nester..........      --                 --         19,916           76,584          $64,982         $116,505



----------
(1) Fair market value of the Company's Common Stock on the date of exercise minus the exercise price of the options.

(2) Fair market value of the Company's Common Stock at October 31, 2000 ($8.63) minus the exercise price of the options solely to the extent that options were "in-the-money" as of such date.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION2

         The Compensation Committee of the Board is responsible for the administration of the compensation programs in effect for the Company's executive officers. The Committee currently consists of Ronald J. Ritchie and Raimon L. Conlisk, neither of whom are employees of the Company. These programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a significant portion of the compensation for which an executive officer is eligible is comprised of variable components based upon individual achievement and Company performance measures.

         EXECUTIVE COMPENSATION PRINCIPLES

         The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

o Align the interests of management and stockholders to build stockholder value by the encouragement of consistent, long-term Company growth.

o Attract and retain key executive officers essential to the long-term success of the Company.

o Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

o Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

o        Emphasize reward for performance at the individual and corporate level.

----------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.


                                      18.

         COMPONENTS OF EXECUTIVE COMPENSATION IN FISCAL 2000

         For Fiscal 2000, the Company's executive compensation programs included the following components:

o        Base Salary

o        Cash Bonus

o        Long-Term Incentives

o        Benefits and Perquisites

         Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and information collected from companies selected by the Company's Compensation Committee as appropriate comparators of compensation practices. The companies selected by the Compensation Committee as appropriate comparators are generally represented in the Nasdaq Computer Manufacturing Index, whose performance over the past five years is compared to that of the Company in the chart appearing under the heading "Performance Measurement Comparison."

         BASE SALARY

         The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market. The base salaries paid to executive officers other than the Chief Executive Officer increased for fiscal 2000 by amounts varying from 6% to 20%. These increases reflect primarily changes in position and responsibilities to their contributions to the Company in connection with the Company's long term strategic initiatives. Most executive officer salaries in fiscal 2000 increased from fiscal 1999.

         Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

         CASH BONUS

         The Company's Management Incentive Plan provides for the funding of a bonus pool based upon the Company's year-to-year rate of revenue growth and profit before tax. No funding of the bonus pool occurs if profit before tax does not exceed a threshold determined by comparing the cost of capital to the return on assets employed. Additionally, each officer is eligible to participate in the Company's Savings and Investment Plan and Trust and receive matching and profit sharing contributions as determined by the Board of Directors. Executive officers also receive cash bonuses ranging from 0% to 150% of their salary. Additionally, each officer is eligible to participate in the Company's Savings and Investment Plan and Trust and receive matching and profit sharing contributions as determined by the Board of Directors.

         LONG-TERM INCENTIVES

         Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders.

         The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys


                                      19.

described above, an assessment of the option grants of comparable companies and the individual performance of each executive officer.

         Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily seven years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company.

         Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

         In fiscal 2000, the Committee granted stock options to its executive officers as set forth in the table entitled "Stock Option Grants During Fiscal 2000" contained elsewhere in this proxy statement. The Committee believes that stock options, particularly incentive stock options, encourage long-term Company stock ownership, and therefore that such grants are in the best interests of the Company and its stockholders.

         BENEFITS AND PERQUISITES

         The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees.

         CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

         In setting the compensation payable to the Chief Executive Officer, William B. Heye, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of Mr. Heye's potential earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Heye's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs.

         Mr. Heye's base salary in fiscal 2000 did not change from the base salary paid to him in fiscal 1999. However, because the Company achieved profitability and increased its sales in fiscal 2000, Mr. Heye received a bonus of $271,013 under the Company's Management Incentive Plan.



                                                    Ronald J. Ritchie, Chairman
                                                    Raimon L. Conlisk


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, during the fiscal year ended October 31, 2000, the Compensation Committee consisted of Messrs. Conlisk and Ritchie. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member.



                                      20.

PERFORMANCE MEASUREMENT COMPARISON3

         The following chart shows the value of an investment of $100 in cash on October 31, 1995 in (a) the Company's Common Stock, (b) the Nasdaq Computer Manufacturing Index ("Nasdaq Computers") and (c) the CRSP Total Return Index for the Nasdaq Stock Market (United States companies) ("Nasdaq Total Return"). All values assume reinvestment of the full amount of all dividends and are calculated as of October 31 of each year.

           COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT

                                    [CHART]


                                           Oct. 95     Oct. 96     Oct. 97      Oct. 98     Oct. 98     Oct. 00
                                       --------------------------------------------------------------------------
   SBE, Inc.                               100.000      33.673     114.286       54.082      32.653      70.408
   Nasdaq Telecommunications               100.000     104.878     151.649      208.253     381.675     275.226
   Nasdaq Total Return                     100.000     118.041     155.325      173.770     293.738     332.659


(2) This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      21.

                              CERTAIN TRANSACTIONS

         In November 1998, the Company amended a stock option that entitled William B. Heye, Jr., the Company's President and Chief Executive Officer, to acquire 139,400 shares of the Company's Common Stock at $4.25 per share to provide that such option could be exercised pursuant to a deferred payment alternative. Thereafter, Mr. Heye exercised such option pursuant to the deferred payment alternative, with a net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market for the date of exercise) of $331,075. In connection with such exercise, Mr. Heye borrowed $743,800 from the Company, an amount equal to the sum of the exercise price for such option and certain taxes payable by Mr. Heye upon such exercise. Such loan was evidenced by a full recourse promissory note in the amount of $743,800, the payment of which was secured by shares of the Company's Common Stock (including after-acquired shares) held by Mr. Heye with a fair market value in excess of the principal amount of the loan on the date of exercise. Such loan bears interest at a rate of 4.47% per annum, with interest payments due annually and the entire principal amount due in November 2000. In October 2000, the Board of Directors extended the term of the note to November 2001. At January 31, 2000, $743,800 of the principal amount of such note was outstanding.

         The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Certificate of Incorporation, as amended, and the Company's By-laws.

                                 OTHER BUSINESS

         The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors



                                   Timothy J. Repp
                                   CHIEF FINANCIAL OFFICER, VICE PRESIDENT,
                                   FINANCE AND SECRETARY

February 20, 2001


                                      22.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           ADOPTED AS OF MAY 23, 2000

The Charter of the Audit Committee is established as follows:

PURPOSE:

         The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of SBE, Inc., a Delaware corporation (the "Company"), will be to make such examinations as the Committee deems necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

COMPOSITION:

         The Committee will be comprised of three or more members of the Board. Such members will meet the independence and experience requirements of the Nasdaq Stock Market. The members of the Committee will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

         The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware General Corporation Law and the rules and regulations of the Nasdaq Stock Market, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

         1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year. Such firm will be ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

         2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate.

         3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Committee, to recommend that the Board replace the independent auditors.

         4. To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

         5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

         6. To review, with the senior management of the Company and the independent auditors, upon completion of their audit, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated



                                      A-1.

                  to the Committee by the independent auditors under generally accepted accounting standards.

         7. To assist and interact with the independent auditors in order that they may carry out their duties in an efficient and cost-effective manner.

         8. To review, prior to the filing of the Company's Quarterly Report on Form 10-Q, the Company's balance sheet, profit and loss statement and statement of cash flows for each interim period, and any changes in accounting policy that have occurred during the interim.

         9. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

         10. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

         11. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Committee, the independent auditors or senior management believe should be discussed privately with the Committee.

         12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         13. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

         14. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in its judgment, such investigation or retention is appropriate.

         15. To perform such other functions and to have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

         16. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

MEETINGS:

         The Committee will hold at least two regular meetings per year and additional meetings as the Committee deems appropriate. The President and Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where her, his or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS:

         Minutes of each meeting will be kept and promptly distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.


                                      A-2.

                                    SBE, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 20, 2001

         The undersigned hereby appoints WILLIAM B. HEYE, JR. and TIMOTHY J. REPP, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SBE, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SBE, Inc. to be held at 4550 Norris Canyon Road, San Ramon, California, at 5:00 p.m. local time on March 20, 2001, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect Raimon L. Conlisk and Randall L-W Caudill to hold office until the 2004 Annual Meeting of Stockholders and until such director's successor is elected.

            |_| FOR the nominee listed     |_| WITHHOLD AUTHORITY
                below                          to vote for the nominee below
                NOMINEE:         Raimon L. Conlisk

            |_| FOR the nominee listed     |_| WITHHOLD AUTHORITY
                below                      to vote for the nominee below
                  NOMINEE:         Randall L-W Caudill

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 BELOW.

PROPOSAL 2: To approve the Company's 1996 Stock Option Plan, as amended to increase the number of shares reserved for issuance under such plan by 150,000 shares.

            |_|      FOR         |_|      AGAINST      |_|      ABSTAIN



                            (CONTINUED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                               PROPOSAL 3 BELOW.

PROPOSAL 3: To approve the Company's 1991 Non-Employee Directors' Plan
            (the "Directors' Plan"), as amended to change the amount of the initial discretionary grant for non-employee directors, the term and vesting schedule of options granted under the Directors' Plan and other provisions as more fully described in the proxy statement.

            |_|      FOR         |_|      AGAINST      |_|      ABSTAIN



                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSAL 4 BELOW.

PROPOSAL 4: To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending October 31, 2001.

            |_|      FOR         |_|      AGAINST      |_|      ABSTAIN



                                          Dated:              , 2001
                                                --------------------

                                          __________________________


                                          __________________________
                                                  Signature(s)


                                                     PLEASE SIGN EXACTLY AS YOUR
                                                     NAME APPEARS HEREON. IF THE
                                                     STOCK IS REGISTERED IN THE
                                                     NAMES OF TWO OR MORE
                                                     PERSONS, EACH SHOULD SIGN.
                                                     EXECUTORS, ADMINISTRATORS,
                                                     TRUSTEES, GUARDIANS AND
                                                     ATTORNEYS-IN-FACT SHOULD
                                                     ADD THEIR TITLES. IF SIGNER
                                                     IS A CORPORATION, PLEASE
                                                     GIVE FULL CORPORATE NAME
                                                     AND HAVE A DULY AUTHORIZED
                                                     OFFICER SIGN, STATING
                                                     TITLE. IF SIGNER IS A
                                                     PARTNERSHIP, PLEASE SIGN IN
                                                     PARTNERSHIP NAME BY
                                                     AUTHORIZED PERSON.



PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.